Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN INTEGRITY INSURANCE GROUP, INC.

American Integrity Insurance Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “American Integrity Insurance Group, Inc.”, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 15, 2025.

2. This Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) was duly adopted by the board of directors and the stockholders of the Corporation in accordance with Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Certificate of Incorporation restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation.

4. The text of the certificate of incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I.

The name of the corporation is American Integrity Insurance Group, Inc. (the “Corporation”).

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is 108 Lakeland Ave., Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“DGCL”).

ARTICLE IV.

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred and ten million (110,000,000), consisting of the following two classes:

(a) One hundred million (100,000,000) shares of common stock, with a par value of $0.001 per share (the “Common Stock”); and

(b) Ten million (10,000,000) shares of preferred stock, with a par value of $0.001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting powers, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series so created (except where otherwise provided in a Preferred Stock Designation), subsequent to the issue of that series. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall, unless otherwise provided in the Preferred Stock Designation, resume the status as authorized, but undesignated Preferred Stock. There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a duly authorized committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

Section 4.3 Number of Authorized Shares. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of any holders of shares of Common Stock or Preferred Stock, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

Section 4.4 Common Stock. The powers, preferences and rights of the Common Stock, and the qualifications, limitations or restrictions thereof are as follows:

(a) Voting Rights. Subject to the rights of holders of any series of Preferred Stock then-outstanding, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up shall be entitled, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Common Stock in proportion to the number of shares held by each such stockholder. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), a conversion of the Corporation, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.4(c).

(d) Amendment to Preferred Stock Terms. Except as otherwise required by law, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

ARTICLE V.

In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation (the “Bylaws”). The stockholders may not adopt, amend, alter or repeal the Bylaws unless such action is approved, in addition to any other vote required by this Certificate of Incorporation or applicable law, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE VI.

Section 6.1 Ballot. Elections of directors (each such director, in such capacity, a “Director” and collectively the “Directors”) need not be by written ballot unless the Bylaws shall so provide.

Section 6.2 Number of Directors. Except as otherwise provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect Directors under specified circumstances, the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors. For purposes of this Certificate of Incorporation, the term “Whole Board of Directors” shall mean the total number of authorized Directors (from time to time) whether or not there exist any vacancies. The number of Directors which shall constitute the Board shall initially be five.

Section 6.3 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect Directors, each Director, the Directors of the Corporation shall be divided into three (3) classes (each, a “Class”) as nearly equal in size as practicable, designated Class I, Class II and Class III, until the annual meeting of stockholders to be held in 2029, at which time, a phase-in of a declassified Board of Directors shall begin. The term of office for the Class I Directors shall expire at the annual meeting of stockholders to be held in 2026, the term of office for the Class II Directors shall expire at the annual meeting of stockholders to be held in 2027, and the term of office for Class III Directors shall expire at the annual meeting of stockholders to be held in 2028 with the members of each Class to hold office until their successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Commencing with the annual meeting of stockholders to be held in 2029, Directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. Commencing with the annual meeting of stockholders to be held in 2031 (the “Sunset Date”), the classification of the Board of Directors shall fully terminate, and all Directors shall be of one class and elected at each annual meeting of stockholders. Notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected and qualified or until such Director’s earlier death, resignation or removal in accordance with the provisions of this Certificate of Incorporation. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as the Board of Directors may determine in its discretion. No decrease in the number of Directors shall shorten the term of any incumbent Director.

Section 6.4 Newly Created Directorships and Vacancies. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall be filled exclusively by the affirmative vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such Director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Section 6.5 Removal. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, the Board of Directors or any individual Director may be removed from office at any time with cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class (provided that, after the Sunset Date, any individual Director may be removed from office at any time with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, in accordance with Section 141(k) of the DGCL).

Section 6.6 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 6.7 Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto. The number of Directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.2 hereof, and the total number of Directors constituting the Whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director thereupon shall cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors of the Corporation shall automatically be reduced accordingly.

ARTICLE VII.

Section 7.1 No Action by Written Consent of Stockholders. Any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Section 7.2 Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Chairperson of the Board of Directors (if any) or (ii) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, and shall not be called by any other person or persons.

ARTICLE VIII.

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, and to adopt any other provision authorized by the DGCL, in the manner now or hereafter prescribed herein and by Delaware Law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or the Bylaws, and notwithstanding that a lesser percentage or vote may be permitted from time to time by applicable law, no provision of Article V, Article VI, Article VII, Article VIII, Article IX, Article XI or Article XII may be altered, amended, changed or repealed in any respect without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock (and if Preferred Stock shall be issued and outstanding and entitled to vote thereon, the Common Stock and Preferred Stock, voting together as a single class).

ARTICLE IX.

The Corporation is authorized to indemnify, and to advance expenses to, each current or former Director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL (or any successor provision thereto) as it presently exists or may hereafter be amended. To the fullest extent permitted by the laws of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, no Director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a Director or officer, as applicable. No amendment to, or modification or repeal of, this Article IX, or adoption of any provision of this Certificate of Incorporation, or, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of a Director, officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, adoption, modification or repeal.

ARTICLE X.

Section 10.1 Corporate Opportunity.

(a) To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL (or any successor provision thereto), (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to any Director or stockholder who is not employed by the Corporation or its subsidiaries (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (A) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (B) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person or any of his or her respective Affiliates may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Section 10.1(a) shall not apply to any potential transaction or business opportunity that is expressly offered to a Director, executive officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a Director, executive officer or employee of the Corporation or its subsidiaries.

(b) To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

Section 10.2 Liability. To the fullest extent permitted by law, no stockholder and no Director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.

ARTICLE XI.

Section 11.1 Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.

Section 11.2 Interested Stockholder Transactions. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act (as defined below) with any Interested Stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an Interested Stockholder, unless:

(a) prior to such time that such stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

(b) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the Interested Stockholder) those shares owned by (A) Persons who are Directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.

Section 11.3 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and, for purposes of the definition of Affiliate “control,” (including the terms “controlling,” “controlled by” and “under common control with,”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner, of twenty percent (20%) or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(b) “Associate”, when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a Director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of shares of voting stock of the Corporation; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

(c) “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the Interested Stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation this Article XI is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, Transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation; (iii) any transaction which results in the issuance or Transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL (or any successor provision thereto); (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or Transfer of stock by the Corporation; provided, however, that in no case under items (C) through (E) of this subsection shall there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or (v) or any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “Change of Control” means the occurrence of any of the following events: (i) any “Person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote; (ii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets; or (iii) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; provided, however, that a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the Common Stock, Preferred Stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

(e) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(f) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this Article XI to the contrary, the term “Interested Stockholder” shall not include: (u) the Sowell Related Parties (as defined below) or any of their current and future Affiliates (so long as such Affiliate remains an Affiliate) or Associates, including any investment funds managed, directly or indirectly, by Sowell (as defined below) or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting, or disposing of shares of capital stock of the Corporation; (w) any Person who acquires ownership of fifteen percent (15%) or more of the then-outstanding voting stock of the Corporation directly or indirectly from a Sowell Related Party, and excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering; (x) a stockholder that becomes an Interested Stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that such stockholder ceases to be an Interested Stockholder and (B) would not, at any time within the three-

year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership or (y) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such Person specified in this clause (y) shall be an Interested Stockholder if thereafter such Person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the Person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means, for purposes of this Article XI, a Person that individually or with or through any of its Affiliates or Associates:

(i) beneficially owns such stock, directly or indirectly;

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

(h) “Person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

(i) “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(j) “Sowell” means Sowell Investments Holding Co., LLC

(k) “Sowell Related Parties” means Sowell and its Affiliates.

(l) “stock” means, for purposes of this Article XI, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(m) “Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a) any interest (legal or beneficial) in any shares of capital of stock of the Corporation or (b) any equity or other interest (legal or beneficial) in any stockholder if substantially all of the assets of such stockholder consist solely of shares of capital stock of the Corporation; provided, however, that the following shall not be considered a Transfer:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with (A) actions to be taken at an annual or special meeting of stockholders, or (B) any other action of the stockholders permitted by this Certificate of Incorporation;

(ii) the pledge of shares of Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer; or

(iii) entering into a support, voting, tender or similar agreement or arrangement (with or without granting a proxy) or tendering any shares in any tender or exchange offer for all of the outstanding shares of Common Stock, in each case, in connection with a Change of Control transaction, sale of all or substantially all assets, or any merger, consolidation or other business combination involving the Corporation, whether effectuated through one transaction or series of related transactions, that, in each case, has been approved by the Board of Directors.

(n) “voting stock” means stock of any class or series entitled to vote generally in the election of Directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article XI to a percentage or proportion of voting stock shall refer to such percentage or other proportion of the votes of such voting stock.

ARTICLE XII.

Section 12.1 Miscellaneous. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.

Section 12.2 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action, suit or proceeding brought on behalf of the Corporation, (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (C) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (as any of the foregoing may be amended and/or restated from time to time) or as to which the DGCL confers jurisdiction on the Chancery Court; (D) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (i) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (i) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

[Signature Page Follows]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this ____ day of _________, 2025.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

By:
Name:	David Clark
Title:	Chairman

11